U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 15, 2005

COMMISSION FILE NUMBER: 000-21268

MineCore International, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

84-1023321
(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

110 East Broward Boulevard, Suite 750
Fort Lauderdale, Florida, 33301
TELEPHONE: 954-653-0843
FAX 954-653-0844
(ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

Americana Gold and Diamond Holdings, Inc.
4790 Caughlin Parkway #171
Reno, Nevada 89509-0907
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 8.01 OTHER EVENTS

On March 15, 2005, the Registrant (“MineCore”) announced that it had signed a Letter of Intent to acquire 100% of American Gem Corp. (“AMC”), a privately held Alberta corporation, at a purchase cost of US$5,000,000. The purchase of AMC will be paid by consideration of 2,650,000 units at a price of $1.8868 per unit. Each unit consists of one MineCore common share and one warrant for the purchase of an additional MineCore common share at a price of $1.00 to $3.00 over a two year period. The transaction is effective January 1, 2005.

The purchase of AMC is subject to the execution and delivery of the Definitive Agreement approved by the Board of Directors of each Party.

There are no arrangements or understandings between MineCore and AMC with respect to the election of directors or other matters.

There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

No financial statements are filed herewith.

(b) Pro forma financial information.

No pro forma financial statements are filed herewith

EXHIBITS

99.1   Press Release dated March 15, 2005

99.2   Letter of Intent dated March 15, 2005

SIGNATURES

                PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

DATED: March 24, 2005	MineCore International, Inc. By: /s/ Daniele L. Forigo Daniele L. Forigo President